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As filed with the Securities and Exchange Commission on February 6, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PPT VISION, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1413345 (I.R.S. Employer Identification No.)
12988 Valley View Road Eden Prairie, MN 55344 (Address of Principal Executive Offices and zip code)

PPT VISION, INC. 2000 STOCK OPTION PLAN
PPT VISION, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Copy to:
Joseph C. Christenson
President and Chief Executive Officer
PPT VISION, Inc.
12988 Valley View Road
Eden Prairie, MN 55344
(952) 996-9500
(Name, address and telephone number,
including area code, of agent for service)	Thomas G. Lovett, IV Lindquist & Vennum P.L.L.P. 4200 IDS Center Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 par value to be issued pursuant to the PPT VISION, Inc. 2000 Stock Option Plan	600,000	$0.485(1)	$291,000(1)	$26.78

Common Stock, $.10 par value to be issued pursuant to the PPT VISION, Inc. 2000 Employee Stock Purchase Plan	150,000	$0.485(1)	$72,750(1)	$6.70

			Total Fees:	$33.48

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average high and low prices of the Company's Common Stock on the Nasdaq Small Cap Market on January 30, 2003.

INTRODUCTION

        This Registration Statement on Form S-8 is filed by PPT VISION, Inc., a Minnesota corporation, to register 600,000 shares of its common stock issuable under its 2000 Stock Option Plan, and 150,000 shares of its common stock issuable under its 2000 Employee Stock Purchase Plan (collectively the "Plans").

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

        A Registration Statement on Form S-8 (File No. 333-39344) was filed with the Securities and Exchange Commission on June 15, 2000 covering the registration of 500,000 shares initially authorized for issuance under the 2000 Stock Option Plan. Also on June 15, 2000, a Registration Statement on Form S-8 (File No. 333-39346) was filed with the Securities and Exchange Commission covering the registration of 150,000 shares authorized under the 2000 Employee Stock Purchase Plan. The above Registration Statements covering the 650,000 shares are currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 750,000 shares authorized under the Plans. This Registration Statement should also be considered a post-effective amendment to the Registration Statements. The contents of the Registration Statements are incorporated herein by reference.

PART I

        Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

  (a)
  The Annual Report of the Company on Form 10-KSB for the year ended October 31, 2002, filed on February 6, 2003.

  (b)
  Form 12b-25, with respect to Form 10-KSB for the year ended October 31, 2002, filed on January 28, 2003 (File No. 000-11518).

  (c)
  The description of the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form S-2, as amended (File No. 333-03755) filed May 15, 1996, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Article 8 of the Company's Amended and Restated Articles of Incorporation provides that a director of the Company is not liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of Minnesota Statutes; or (iv) for any transaction from which the director derived any improper personal benefit. Article 6 of the Company's Bylaws requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful.

        Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

  (1)
  Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

  (2)
  Acted in good faith;

  (3)
  Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

  (4)
  In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

  (5)
  In the case of acts or omissions occurring in the official capacity described in § 302A.521, subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in§ 302A.521, subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7. Exemption from Registration Claimed.

        Not applicable.

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Item 8. Exhibits. (Filed electronically herewith)

Exhibits
4.1	PPT VISION, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.5 of 2002 Form 10-KSB)
4.2	PPT VISION, Inc. 2000 Employee Stock Purchase Plan
5.1	Opinion of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent certified public accountants
24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

        (a)  The Company hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 6, 2003.

PPT VISION, INC.

By	/s/ JOSEPH C. CHRISTENSON Joseph C. Christenson, President and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned officers and directors of PPT VISION, Inc. hereby constitute and appoint Joseph C. Christenson with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 6, 2003.

Signatures

/s/ JOSEPH C. CHRISTENSON Joseph C. Christenson, President and Chief Executive Officer (Principal Executive Officer)
/s/ TIMOTHY C. CLAYTON Timothy C. Clayton, Chief Financial Officer (Principal Accounting Officer)
/s/ ROBERT W. HELLER Robert W. Heller, Director
/s/ DAVID C. MALMBERG David C. Malmberg, Director
/s/ PETER R. PETERSON Peter R. Peterson, Director
/s/ BENNO G. SAND Benno G. Sand, Director

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INTRODUCTION
INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS BY REFERENCE
PART I
PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits. (Filed electronically herewith)
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY